CONFIDENTIAL

Otix Global, Inc.

VRC
Strong values.

Fairness Opinion Analysis
as of October 6, 2010

Valuation Research Corporation - 50 California Street, Suite 3050, San Francisco, CA 94111 415.277.1800

The accompanying material was compiled on a confidential basis for use solely by the Board of Directors of Otix Global, Inc. as of the date thereof. This material is not intended to provide the sole basis for evaluating any transaction or event, does not purport to contain all information that may be required and should not be considered a recommendation with respect to any transaction or event. This material was prepared for a specific use by specific persons as of a specific date and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Neither Valuation Research Corporation ("VRC") nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the material set forth herein. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of VRC. It should be understood that any estimates, valuations, forecasts or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by VRC of responsibility for any independent verification thereof. Accordingly, no representation or warranty can be or is made by VRC as to the accuracy or achievability of any such valuations, estimates, forecasts or projections and VRC expressly disclaims any and all liability relating to or resulting from the use of this material. Actual results may vary from such estimates, valuations, forecasts or projections and such variations may be material. Subsequent events may impact the analyses and conclusions set forth in the accompanying material and VRC does not assume any responsibility to update or revise the accompanying material for any actions or events subsequent to the specific date set forth herein. VRC makes no representation as to the legal sufficiency for any purpose of any capitalized terms and associated definitions set forth in the accompanying material. Such definitions are used solely for setting forth the scope of the assignment.

The primary team members responsible for the preparation of this report are:

Justin Johnson, CFA
Managing Director
415.277.1803
jjohnson@valuationresearch.com

Jane Myung, CFA
Vice President
415.277.1805
jmyung@valuationresearch.com

Monica Faye
Senior Analyst
415.513.4779
mfaye@valuationresearch.com

Scott Crockett
Analyst
415.513.4781
scrockett@valuationresearch.com

Executive Summary

- In 2006, Otix Global, Inc. [NASDAQ: OTIX] ("OTIX" or the "Company") implements acquisition strategy to become more vertically integrated in the distribution end of the business.
- In May 2008, Stephens Inc. issues a research report headlined "Concerns Regarding Economics of Vertical Integration Strategy." Analyst also expresses concern over OTIX losing market share.
- In December 2008, OTIX receives an offer from Panasonic for $12.50 a share post-split after approximately 7 months of talks and numerous due diligence items traded hands. OTIX counters with a request for $42.50 per share post split. Discussions with Panasonic cease.
- In April 2009, it becomes clear that, due to changes in German law and insurance reimbursements, OTIX faces severe challenges in the German market. Per 8-K filing with the SEC: "Without renegotiated insurance contracts, and the ability to pay customary fitting fees to the ear, nose, and throat doctors, the Company expects that the revenue from Sonic Innovations GmbH may decline between 50-75 percent from 2009 projections."
- In April 2009, OTIX contacts five potential buyers. Responses were as follows:
  - Siemens - No interest
  - William Demant - Offer of $50 to $70 million. Silent on restructuring costs.
  - Panasonic - No response was received by the deadline
  - Kind Holdings - Potentially interested in German operations, but cannot afford the entire Company
  - Sonova - Verbal range composed of 1.00x to 1.40x of Australian sales and 0.60x to 1.00x of U.S. retail sales. No interest in the rest of the Company.
- During the Spring of 2010, Sonova contacts OTIX to express continued interest in OTIX's retail operations. However, no written offer materializes.
- During late 2009 and early 2010, OTIX delays William Demant until management can get more visibility into situation in Germany. However, by the end of June, William Demant says they either need to move forward with acquisition discussions or they will have to pass.
- In July 2010, OTIX informs Panasonic that a deal may be struck where Panasonic acquires the Company's technology and hires its engineers. Panasonic expresses some interest.
- In July 2010, OTIX meets William Demant and receives revised offer of $50 million for the Company less severance costs.
- In July 2010, Siemens expresses interest in the Company's U.S. retail operations, but nothing developed further.
- In August 2010, Panasonic submits preliminary offer of $3 to $5 million for the Company's technology. OTIX notifies Panasonic that this is insufficient.
- In August 2010, William Demant verbally increases offer to $60 million less restructuring costs. OTIX estimates that this would yield $50 million to investors or approximately $8.50 per share.
- In September 2010, William Demant increases offer to $8.60 per share.
- In August 2010, VRC is contacted by OTIX management and is engaged by the Company's Board of Directors to render an opinion that the revised offer received from William Demant is fair from a financial point of view to the Company's shareholders. Offer price is at a 112.3% premium to the Company's traded price of $4.05 as of September 2, 2010.

- On September 13, 2010 OTIX announces that it has entered into a definitive merger agreement with William Demant for $8.60 per share. On the same day, OTIX announces that it will discontinue its German operations effective September 14, 2010.
- On September 21, 2010, Sonova contacts Otix and indicated they are interested in potentially acquiring Otix. They begin due diligence on September 22, 2010.
- On September 7, 2010, GN Resound submits an offer to acquire OTIX for approximately $10.00 per share. OTIX notifies William Demant of GN Resound's offer and William Demant indicates they may be interested to match the offer. GN Resound is granted access to data room on September 28, 2010 to begin due diligence.
- On October 4, 2010, Sonova indicates that they will not be bidding on OTIX
- On October 6, 2010 William Demant entered into an amendment to increase offer to $10.00 per share and removed two closing conditions

VRC conducted such reviews, analyses and inquiries reasonably deemed necessary or appropriate under the circumstances. Among other things, VRC has:

- Reviewed public filings of the Company;
- Reviewed the Company's financial projections, and the material assumptions associated therewith, for fiscal years 2010 through 2015;
- Reviewed schedules prepared by Company management detailing total common shares outstanding;
- Reviewed the Company's correspondence with William-Demant Holdings ("WDH") as it relates to the Transaction;
- Reviewed Company correspondence related to offers received from parties other than WDH;
- Reviewed various analyst reports on the Company;
- Reviewed the industry in which the Company operates, which included a review of (i) certain research with respect to the current market conditions and outlook (ii) certain information on publicly traded companies deemed most comparable to the Company and (iii) certain information related to relevant industry M&A transactions;
- Had discussions with Company management with respect to the past, present, and future operating and financial conditions of the Company, among other subjects;
- Developed indications of value for the Company using generally accepted valuation methodology; and
- Conducted such other reviews, analyses and inquiries and considered such other economic, industry, market, financial and other information and data reasonably deemed appropriate.

In reviewing the industry in which the Company operates, we reviewed and relied upon the following analyst reports and investor presentations:

- Natixis Bleichroeder, *OTIX Global, Inc.*, May 5, 2010
- Stephens Inc. Investment Bankers, *Sonic Innovations, Inc.*, May 8, 2008
- Vontobel Equity Research, *Hearing Aid Industry Set to be Reshuffled by Paradigm Shifts in Technology & Distribution*, March 29, 2010
- iData Research Inc., *U.S. Market for Hearing Aids and Audiology Devices*, January 2010
- Better Hearing Institute, *MarkeTrak VIII: 25 Year Trend Highlights*, February 12, 2009
- Hearingreview.com, *MarkeTrak VIII: 25-Year Trends in the Hearing Health Market*, October 2009
- Koncept Analytics, *Hearing Aid Market Report: 2008 Edition*, October 2008
- William Demant Holding, *Trends in the Hearing Aid Market*, September 23, 2008
- SEB Enskilda, *William Demant*, August 20, 2009
- Sonova, *Investor Presentation*, January 2009

In conducting our analysis, we relied upon data gathered from the following publicly available sources, without independent verification:

- Bloomberg
- FactSet Data Systems
- OneSource Information Services, Inc.
- Federal Reserve
- 2010 Ibbotson Associates Stock, Bonds, Bills and Inflation Valuation Edition
- Mergerstat
- Reuters

VRC understands that the Board of Directors of OTIX is currently considering offers received from GN Resound and WDH to purchase all of the outstanding common shares of the Company for cash consideration of $10.00 per share in a change of control transaction (the "Transaction").

In connection with the Transaction, the Board of Directors has requested VRC's written opinion (the "Opinion") that the Transaction is fair to the Company's shareholders from a financial point of view.

Based on our analysis, it is our opinion that the Transaction is fair to the Company's shareholders from a financial point of view.

		Valuation Range		
	Exhibit	Low	-	High
Historical stock price analysis	*4*	$3.14	-	$5.01
Premiums paid analysis	*5*	5.23	-	7.38
Comparable public company analysis	*6*	8.29	-	10.65
Comparable acquisitions analysis	*7*	8.55	-	10.92
Discounted cash flow analysis	*8*	2.03	-	4.16
Per share value[1]		5.45	-	7.62
Per Share Value Range		**$5.45**	**-**	**$7.62**

Offer Price	**$10.00**
Conclusion	**FAIR**

(1) Average of indications

General Information

EXHIBIT 1 Company Overview

OTIX is a provider of hearing care solutions focused on the therapeutic aspects of hearing care. OTIX designs, develops, manufactures, markets and distributes digital hearing aids for hearing impaired consumers. OTIX has developed patented digital-signal-processing ("DSP") technologies.

Products
OTIX offers Touch, Velocity, ion, Balance, Innova, Applause, Natura Pro, Natura 2, Tribute, and Quartet hearing aid product lines, which incorporate its DSP technologies. The Company provides its products in various models, including behind-the-ear, in-the-ear, half-shell, in-the-canal, mini-canal, and completely-in-the-canal.

Technology
The Company's hearing aid technology strategy is to combine a number of technologies, supported by 44 patents and patent applications in process to date, to produce performing digital hearing aids. OTIX holds 33 U.S. patents, and has exclusive rights to three additional patents including licenses for hearing aid and hearing protection applications under two patents held by Brigham Young University. OTIX has eight U.S. patent applications pending, and seeks foreign patent protection for its more significant patents in its more significant markets. At the core of the Company's technology are commercial and proprietary DSP platforms containing patented algorithms. These algorithms process the incoming sound and present it to the impaired cochlea in a way that helps restore natural loudness perception and preserves the cues necessary for speech understanding.

Manufacturing
The Company's principal manufacturing facility is in Eagan, Minnesota (near Minneapolis), with smaller manufacturing facilities in Montreal, Canada, and Parkside, South Australia (near Adelaide).

Distribution
In countries where OTIX has direct (owned) operations, the Company sells products to hearing care professionals or directly to hearing impaired consumers. In other parts of the world, where OTIX does not have direct operations, the Company sells primarily to distributors.

OTIX acquired a number of its then distributors from 2000 to 2003. Thereafter, the Company acquired an operation in Germany with a distribution model using the ear-nose-throat (ENT) physician. From 2006 to 2008, the Company acquired a number of retail practices.

In the U.S., OTIX sells directly to the hearing impaired consumer through a chain of clinics and to the hearing care professional. In Canada, Austria and the Netherlands, OTIX sells to hearing aid retailers. In Australia, OTIX principally sells directly to the hearing impaired consumer through retail clinics and on a wholesale basis to other hearing aid retailers to a limited extent. In Germany, OTIX principally sells directly to the hearing impaired consumer and the insurance companies pay the ENT doctor to perform the hearing aid fitting on the consumer. Elsewhere in the world, OTIX principally sells through established distributors, who in turn sell to hearing care professionals.

Source: Company filings, Yahoo finance

Customers
OTIX sells its hearing aid products principally to hearing care professionals or directly to hearing impaired consumers. OTIX also sells hearing aids to distributors. In many developed countries outside the U.S., there are varying degrees of public reimbursement for the purchase of hearing aids. While such reimbursement likely results in more hearing aids being sold, it also results in hearing impaired consumers buying lower priced hearing aids that are covered by reimbursement.

Customers are not generally contractually obligated to purchase any fixed quantities of products, and they may stop placing orders with the Company at any time. For 2007, 2008 and 2009, the Australian Government's Office of Hearing Services, a division of the Department of Health and Aging, accounted for approximately 12%, 12% and 16% of the Company's total net sales, respectively. No other customer accounted for 10% or more of consolidated net sales.

Competition
OTIX competes principally with six larger companies—Siemens GmbH, Starkey Laboratories, Inc., Widex A/S, William Demant Holdings A/S, Sonova Holding AG (formerly Phonak Holding AG), and Great Nordic A/S (GN Resound). The number of hearing aid companies who have a manufacturing and marketing presence in the hearing aid industry is approximately one-half of what it was in 1990. Consolidation in the hearing aid industry has occurred at the wholesale and retail levels in the past number of years.


Sales by Geographic Segment
($ millions)
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
21%
40%
39%
23%
41%
36%
29%
36%
35%
2007
2008
2009
North America
Europe
Rest-of-World

Source: Company filings

EXHIBIT 1 Company Overview

Financial Overview

The Company's business has faced significant financial challenges over recent years, and has a history of negative cash flows and loss making. In 2009, OTIX reported sales of $95.8 million (23% decline from 2008) and a negative earnings margin of 41%. Sales in North America now represent 35% of total sales, with Europe representing 36% and the rest of the world 29%.

Prior to the announcement of the merger, the 52-week range for OTIX's stock price was $3.14 - $5.01. Since September 10, 2008, the price dropped from $13.80 per share to $4.04 per share, a decline of 71%. Meanwhile, the peer group as a composite has risen 36% over that same time frame.

Historical Financial Information
($ millions)


$150.0
$130.0
$110.0
$90.0
$70.0
$50.0
$30.0
$10.0
-$10.0
-$30.0
-$50.0
101.1
-1.6
119.1
0.7
124.9
-7.6
95.8
-39.4
2006
2007
2008
2009
Sales
Net Income

Source: Company filings

The major causes of hearing loss are aging, noise exposure, disease and injury. Hearing loss is usually gradual and develops slowly.

There are 34.3 million people with hearing impairment in the U.S. Over the last generation, the hearing loss population grew at the rate of 1.6 times the U.S. population growth, primarily due to the aging of America. Hearing aid adoption continues to increase slowly (now 1 in 4 people with hearing loss) as do binaural fittings (8 out of 10). While 4 in 10 people with moderate-to-severe hearing loss use amplification for their hearing loss, less than 1 in 10 people with mild hearing loss use amplification. Hearing impaired people in this segment, which comprise the majority of the hearing impaired population, often do not purchase hearing aids for a variety of reasons, including their belief that their hearing loss is not significant enough to warrant hearing aids, their concern regarding the stigma associated with wearing hearing aids and their perception that existing hearing aids are uncomfortable, do not perform well, cannot solve specific hearing problems and are too expensive.

Annual worldwide retail sales of hearing aids are estimated to be over $6 billion and wholesale sales are estimated to be over $2 billion.

The hearing aid manufacturing market is highly consolidated with six large players accounting for 91.5% of the market. Technological innovation, judged in this market by the frequency of new product rollouts, have not resulted in any significant changes in market share over the last few years. No technological innovations have been groundbreaking enough to significantly increase the market share of the developer. Market share growth or loss has largely been the result of changes to distribution channels. There have been multiple strategies employed in widening distribution channels; some manufacturers attempted to increase market share by entering into agreements with large retailers such as Costco and Wal-Mart while employing their own audiologists or hearing instrument specialists. Others have acquired large group practices which they then use as a distribution channel. The risk in these strategies is alienating the independent retailers who now must directly compete with these new points of sale for hearing aids. Most hearing aids sold are still sold through independents; consequently, if a manufacturer expands their relationship with large retailers in such a way as to cause too much direct competition with their independents, they can actually lose market share.

Hearing aids have historically behaved as price inelastic goods (i.e. changes in price causes relatively little change in demand). As the purchase of a hearing aid places significant financial, aesthetic and social burdens upon a patient, these purchases typically occur when hearing loss becomes severe to the point that the patient can no longer adapt to their impairment. Because the decision to purchase a hearing aid reflects the need to overcome a significant burden, purchasing behavior suggests that consumers are less sensitive to price changes.

Source: Company filings, Vontobel Equity Research, March 29, 2010; iData Research, January 2010

EXHIBIT 2 Industry Overview

Manufacturers
Hearing aid manufacturers include Swiss Sonova, Danish William Demant, German Siemens, Danish GN Resound, private US-based Starkey, and private Danish Widex. All other players, including OTIX, are too small to play a significant role. Sonova, William Demant, Starkey and Widex are pure players. GN Resound is part of the GN Store Nord Group to which it contributes some 50% of sales. And Siemens Audiology is a very small part of the Siemens Group. The only alternatives to publicly invest into hearing aid manufacturing are Sonova and William Demant.

Distributors
The hearing aid retail market is fragmented with more than 30,000 estimated points of sale in developed countries. Hearing aid distributors include independent mom-and-pop shops, national chains, international chains, manufacturers distributing, and public service. Listed players are Amplifon, Audika and HearUSA. Amplifon, Audika and HearUSA are the only three listed hearing aid distribution pure plays.

Hearing Aid Manufacturers Market Share


25.2%
17.6%
19.7%
9.7%
10.4%
8.4%
9.0%
Sonova
Siemens
William Demant
Starkey
GN Resound
Widex
Other

Hearing Aid Distributors Market Share


45%
20%
3%
18%
14%
Independent
International chains
National chains
Public service
Manufacturers distributing

Source: Vontobel Equity Research, March 29, 2010

Valuation Analysis

Otix Global, Inc.

EXHIBIT 3 Valuation Summary

	Exhibit	Valuation Range Low	-	High
Historical stock price analysis	4	$3.14	-	$5.01
Premiums paid analysis	5	5.23	-	7.38
Comparable public company analysis	6	8.29	-	10.65
Comparable acquisitions analysis	7	8.55	-	10.92
Discounted cash flow analysis	8	2.03	-	4.16
Per share value[1]		5.45	-	7.62
Per Share Value Range[2]		**$5.45**		**$7.62**

(1) Average of indications
(2) Based on 5.826 million shares outstanding



Stock Price
Premiums Paid
Public Co.
Acquisitions
DCF
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
Offer Price
Average
Stock price as of September 10, 2010

EXHIBIT 4 Historical Stock Price Analysis - Summary

$ in millions

Methodology

Historical stock price analysis involves analyzing the target company's stock price over various time periods and analyzing the target company's stock price performance relative to various indices (e.g., S&P 500 and a peer group composite).

On September 13, 2010, OTIX announced that it had entered into a definitive merger agreement with William Demant for $8.60 per share. On September 27, 2010, GN Resound submitted an offer to acquire the Company for $10.00 per share, and William Demant has agreed to match the offer.

Over the past year prior to the merger announcement, OTIX's stock price has ranged from $3.14 to $5.01, with an average trading price of $4.23 per share. The stock has not been able to recover from declines attributable to adverse legislation impacting the Company's German operations (Sanomed). The Company's stock price performance has since been impacted by the proposed offers. (See OTIX Historical Stock Price Performance chart below to the right. Prices in this chart have been adjusted to reflect a 5 for 1 reverse stock split that occurred March 29, 2010.)

OTIX has underperformed relative to the S&P 500 and a group of publicly-traded peers comprised of: (1) GN Store Nord A/S, (2) Sonova Holding AG, (3) William Demant Holding A/S, (4) Amplifon SpA, (5) Audika SA and (6) HearUSA, Inc. (See OTIX Relative Price Performance chart and commentary on the next page.)

Value Summary

	52-Week[1]		
	Low	-	High
Stock Price	$3.14	-	$5.01

(1) For the twelve month period from September 10, 2009 through September 10, 2010

OTIX Historical Stock Price


Closing Price
10-Sep-2009 to 04-Oct-2010 (Daily)
Price (Local Currency)
11
10
9
8
7
6
5
4
3
2
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
OTIX Global Inc.

Source: FactSet Prices

EXHIBIT 4 Historical Stock Price Analysis - Relative Price Performance Comparison

May 2000: At what, in hindsight, was the top of the dot.com boom, OTIX (then Sonic Innovations) goes public at $14 per share.

2002: OTIX begins to expand via acquisition. In 2002, the Company acquired seven hearing aid businesses outside the U.S. Five of these companies were existing distributors of OTIX products.

May 2003: OTIX acquires Sanomed Handelsgesellschaft GmbH, a hearing aid retailer in Germany.

December 2004: OTIX acquires Tympany, Inc. thereby allowing it to offer diagnostic equipment to further help hearing impaired individuals.

2005: Tympany is generating significant losses. OTIX incurs asset impairment charges related to the intangible assets of the Tympany and England operations.

2006: Tympany acquisition is unsuccessful. OTIX makes the decision to divest Tympany and put the Company's focus solely on manufacturing and selling hearing aids.

2007: OTIX stabilizes following the sale of Tympany. 2007 shows positive cash flows. The Company has over $20 million in cash and notes that may be used to fund acquisitions of complementary businesses and technologies and to make customer loans in 2008.

October 2007: Shawn Fitz, an analyst at investment bank Stephens Inc., initiates coverage of OTIX with a 54 page report. The headline is "Acquisition Strategy Will Drive Strong Revenue & EPS Growth." According to Fitz "[t]he cornerstone of our positive investment thesis on the stock is OTIX's recently initiated acquisition strategy that will vertically integrate the Company from manufacturing to retail distribution and is accretive to earnings."

2008: OTIX restructured and eliminated certain operations in Europe with the goal of streamlining processes, eliminating non-performing business units, and focusing on profitable opportunities.

May 2008: Shawn Fitz, the analyst at Stephens Inc., issues a research report update, headlined "Concerns Regarding Economics of Vertical Integration Strategy." OTIX stock, which only months earlier he predicted heading to $13 per share, is trading at $3.92 per share. Fitz revises his target for the stock at $4 per share.

April 2009: Due to a change in German law and insurance reimbursements, OTIX faces severe challenges to revenue growth in the German market. According to the Company's 8-K filing with the SEC: "Without renegotiated insurance contracts, and the ability to pay customary fitting fees to the ear, nose, and throat doctors, the Company expects that the revenue from German operations decline between 50-75 percent from 2009 projections."

OTIX Relative Price Performance


390.0
360.0
330.0
300.0
270.0
240.0
210.0
180.0
150.0
120.0
90.0
60.0
30.0
0.0
5/2/00
11/2/00
5/2/01
11/2/01
5/2/02
11/2/02
5/2/03
11/2/03
5/2/04
11/2/04
5/2/05
11/2/05
5/2/06
11/2/06
5/2/07
11/2/07
5/2/08
11/2/08
5/2/09
11/2/09
5/2/10
OTIX
S&P 500
Peer Group

EXHIBIT 5 Premiums Paid Analysis - Summary

$ in millions

Methodology

Premiums paid analysis involves analyzing precedent change of control transaction data in which a premium was paid over and above the target company's traded stock price. This data provides a benchmark for the typical level of premium paid by acquirers for targets operating in the industry. The premium is generally measured as a percent of the target company's traded stock price 1 day prior, 5 days prior and 30 days prior to the deal's announcement.

We initially ran a search and compiled data for transactions involving targets in the hearing aid industry, but found that there had been an insufficient number of transactions involving public companies to form a basis for an opinion about the appropriate level of premium to apply. We, therefore, expanded the search to include transactions involving targets in the 3841 (Surgical and Medical Instruments and Apparatus), 3842 (Orthopedic, Prosthetic, and Surgical Appliances and Supplies) and 3845 (Electromedical and Electrotherapeutic Apparatus) SIC codes over the last two years. We selected the range of premiums paid based on the first and third quartiles.

Value Summary

		Premiums			Value Range		
	Price	Low	-	High	Low	-	High
1-day premiums paid[1]	$4.04	24.0%	-	69.0%	$5.01		$6.83
5-day premiums paid[2]	4.03	32.0%	-	86.0%	5.32		7.50
30-day premiums paid[3]	3.91	37.0%	-	100.0%	5.36		7.82
Average					5.23	-	7.38
Per Share Value Range					**$5.23**	**-**	**$7.38**

(1) Price at September 10, 2010
(2) Price at September 3, 2010
(3) Price at July 30, 2010

EXHIBIT 5 Premiums Analysis - Transaction Data

$ in millions

Target	Acquirer	Announce Date	Premiums 1 Day	5 Day	30 Day
CRYO-CELL International, Inc.	DW Healthcare Partners	13-Sep-10	67%	67%	36%
Osteotech, Inc.	Medtronic, Inc.	17-Aug-10	65%	77%	124%
SSL International PLC	Reckitt Benckiser Group PLC	21-Jul-10	33%	32%	41%
Micrus Endovascular Corp.	Johnson & Johnson	12-Jul-10	5%	9%	34%
Somanetics Corp.	Covidien PLC	16-Jun-10	32%	43%	25%
ev3, Inc.	Covidien PLC	01-Jun-10	19%	24%	38%
Sperian Protection SA	Honeywell International, Inc.	19-May-10	32%	56%	67%
BioSphere Medical, Inc.	Merit Medical Systems, Inc.	13-May-10	54%	68%	65%
ATS Medical, Inc.	Medtronic, Inc.	29-Apr-10	54%	55%	53%
Essilor International SA	Cinven Group Ltd.	31-Mar-10	16%	15%	49%
Home Diagnostics, Inc.	Nipro Corp.	03-Feb-10	90%	86%	100%
Trident Medical Corp.	Cisda Corp.	28-Jan-10	100%	100%	100%
BioForm Medical, Inc.	Merz Pharma GmbH & Co. KGaA	04-Jan-10	60%	58%	51%
OPTOPOL Technology SA	Canon, Inc.	22-Dec-09	20%	28%	37%
I-Flow Corp.	Kimberly-Clark Corp.	09-Oct-09	8%	5%	43%
HTL-Strefa SA	Investor AB	08-Oct-09	3%	2%	16%
Aspect Medical Systems, Inc.	Covidien PLC	28-Sep-09	56%	62%	126%
Candela Corp.	Syneron Medical Ltd.	09-Sep-09	51%	76%	163%
The Aristotle Corp.	Geneve Corp.	24-Aug-09	11%	7%	17%
Power Medical Interventions, Inc.	Covidien PLC	29-Jul-09	259%	278%	206%
CardioDynamics International Corp.	SonoSite, Inc.	09-Jun-09	69%	55%	71%
Endocare, Inc.	HealthTronics, Inc.	08-Jun-09	50%	57%	39%
VNUS Medical Technologies, Inc.	Covidien Ltd.	08-May-09	36%	35%	34%
Biotel, Inc.	CardioNet, Inc.	02-Apr-09	138%	205%	124%
HeartWare International, Inc.	Thoratec Corp.	13-Feb-09	101%	93%	122%
EXACT Sciences Corp.	SEQUENOM, Inc.	09-Jan-09	69%	159%	305%
Mentor Corp.	Johnson & Johnson	01-Dec-08	92%	109%	92%
Q-Med AB	Ivytan AB	03-Nov-08	24%	51%	29%
CryoCath Technologies, Inc.	Medtronic, Inc.	25-Sep-08	97%	94%	99%
High			259.0%	278.0%	305.0%
Average			59.0%	69.2%	79.5%
Median			54.0%	57.0%	53.0%
Low			3.0%	2.0%	16.0%
Third Quartile			**69.0%**	**86.0%**	**100.0%**
First Quartile			**24.0%**	**32.0%**	**37.0%**
Premium on OTIX transaction			**147.5%**	**148.1%**	**155.8%**

Source: Mergerstat

EXHIBIT 6 Comparable Public Company Analysis - Summary

$ in millions

Methodology

Comparable public company analysis involves analyzing transaction and financial data of publicly-traded companies to develop multiples. These multiples, usually of earnings and sales, are then applied to the subject company to develop an indication of value. Comparable public company financial and trading data is readily available, as are analyst reports that provide insight into the market's view of future performance.

The appropriate selection of comparable companies is key in applying this valuation methodology. Comparable companies were selected based on a number of criteria including the comparability of their operations, size and growth prospects to the Company. We used the latest-twelve-month (LTM) enterprise value (EV)-to-sales multiples to value the Company. Multiples were selected based on a review of the multiple indications derived from the comparable companies.

We have valued the Company based on the assumption that potential buyers in the industry are interested in OTIX primarily for its distribution operations and not for its technology value or manufacturing capabilities, although we have assigned some value to technology.

Value Summary

	LTM	Multiple Range			Enterprise Value		
	Sales	Low	-	High	Low	-	High
Australia[1]	$34.1	1.00x	-	1.25x	$34.1	-	$42.7
U.S. retail[2]	10.7	0.40x	-	0.50x	4.3	-	5.4
International (other)[3]	8.5	0.40x	-	0.50x	3.4	-	4.2
N. America wholesale[4]	17.0	na		na	5.0		5.0
Sanomed[5]	17.0	na		na	0.0	-	1.3
Total	$87.3				$46.8	-	$58.6
Plus: Value of IP[6]					3.0	-	5.0
Plus: NOL tax benefit					5.5		5.5
Enterprise value					$55.3	-	$69.1
Less: Net debt					0.0		0.0
Less: Restructuring charges[7]					7.0		7.0
Equity value range					$48.3	-	$62.1
Divided by: fully diluted shares					5.826		5.826
Per Share Value Range					**$8.29**	**-**	**$10.65**
Implied EV / Sales Multiple					*0.63x*	-	*0.79x*

(1) Valuation based on the comparable public company multiples. Reflects profitability and market share of operations.
(2) Valuation discounted as operations in building phase and are not profitable
(3) Valuation discounted due to flat sales
(4) Reflects estimated liquidation value as operations are not profitable and in decline
(5) New German legislation has impacted viability of operations
(6) Estimated based on offer from non-strategic buyer
(7) Estimated based on WDH offer

EXHIBIT 6 Comparable Public Company Analysis - Multiples

$ in millions

		Market		Debt/	LTG	LTM			2011E			EV / Sales	
Ticker	**Company Name**	**Cap**	**EV**	**EV**	**Rate**	**Sales**	**EBITDA**	**Margin**	**Sales**	**EBITDA**	**Margin**	**LTM**	**2011E**
Manufacturing													
GN DC	GN Store Nord A/S	$1,584.3	$1,751.2	11.5%	56.8%	$896.5	$116.5	13.0%	$982.5	$162.6	16.5%	1.95x	1.78x
SOON VX	Sonova Holding AG	8,056.3	8,176.4	5.6%	15.8%	1,413.1	432.9	30.6%	1,945.6	589.6	30.3%	5.79x	4.20x
WDH DC	William Demant Holding A/S	4,302.8	4,649.6	8.2%	21.8%	1,173.2	246.6	21.0%	1,388.2	353.4	25.5%	3.96x	3.35x
High				11.5%	56.8%	1,413.1	432.9	30.6%	1,945.6	589.6	30.3%	5.79x	4.20x
Average				8.4%	31.4%	1,160.9	265.3	21.6%	1,438.8	368.5	24.1%	**3.90x**	**3.11x**
Median				8.2%	21.8%	1,173.2	246.6	21.0%	1,388.2	353.4	25.5%	**3.96x**	**3.35x**
Low				5.6%	15.8%	896.5	116.5	13.0%	982.5	162.6	16.5%	1.95x	1.78x
Distribution													
AMP IM	Amplifon SpA	$928.4	$1,121.7	27.6%	34.0%	$953.1	$134.5	14.1%	$1,085.8	$178.5	16.4%	1.18x	1.03x
ADI FP	Audika SA	252.7	287.9	15.7%	20.0%	149.4	31.2	20.9%	158.9	33.0	20.7%	1.93x	1.81x
EAR	HearUSA, Inc.	40.0	76.2	54.5%	na	84.6	2.7	3.1%	94.3	7.8	8.2%	0.90x	0.81x
High				54.5%	34.0%	953.1	134.5	20.9%	1,085.8	178.5	20.7%	1.93x	1.81x
Average				32.6%	27.0%	395.7	56.1	12.7%	446.3	73.1	15.1%	**1.33x**	**1.22x**
Median				27.6%	27.0%	149.4	31.2	14.1%	158.9	33.0	16.4%	**1.18x**	**1.03x**
Low				15.7%	20.0%	84.6	2.7	3.1%	94.3	7.8	8.2%	0.90x	0.81x

EXHIBIT 7 Comparable Acquisitions Analysis - Summary

$ in millions

Methodology

Comparable acquisitions analysis involves analyzing sales of controlling interests in companies. The approach is conceptually similar to comparable public company analysis, but fundamental differences do exist beyond the size of the interest transacted. First, sales of controlling interests are usually sold on the transaction market, which is an informal market created by investment banking firms. The sale process can, and regularly does, last several months. Second, the number of qualified buyers is usually quite small and they can be broadly classified into strategic and financial buyers. Strategic buyers can often pay more for a company because they expect operational synergies with their own operations. Typical financial buyers are private equity firms and hedge funds. Equity prices in acquisitions of public companies vary widely but typically are at a premium to the company's publicly-traded price (referred to as a control premium).

We selected all transactions with available financial data within the Company's industry and calculated latest-twelve-month (LTM) enterprise value (EV)-to-sales multiples for each of the comparable transactions. Based upon the mean and median multiples of the comparable acquisitions, we selected multiples to be applied to the Company's historical operating results.

We have valued the Company based on the assumption that potential buyers in the industry are interested in OTIX primarily for its distribution operations and not for its technology value or manufacturing capabilities, although we have assigned some value to technology.

Value Summary

		Multiple Range			Enterprise Value		
	Amount	Low	-	High	Low	-	High
Australia[1]	$34.1	1.00x	-	1.25x	$34.1	-	$42.7
U.S. retail[2]	10.7	0.40x	-	0.50x	4.3	-	5.4
International (other)[3]	8.5	0.40x	-	0.50x	3.4	-	4.2
N. America wholesale[4]	17.0	na		na	5.0		5.0
Sanomed[5]	17.0	na		na	0.0	-	1.3
Total	$87.3				$46.8	-	$58.6
Plus: Value of IP[6]					3.0	-	5.0
Enterprise value					$49.8	-	$63.6
Less: Net debt					0.0		0.0
Equity value range					$49.8	-	$63.6
Divided by: fully diluted shares					5.826		5.826
Per Share Value Range					**$8.55**	**-**	**$10.92**
Implied EV / Sales Multiple					*0.57x*	-	*0.73x*

(1) Based on the Amplifon / NHC Group multiple, adjusted for differences in profitability and size
(2) Valuation discounted as operations in building phase and are not profitable
(3) Valuation discounted due to flat sales
(4) Reflects estimated liquidation value as operations are not profitable and in decline
(5) New German legislation has impacted visibility of operations
(6) Estimated based on offer from non-strategic buyer

EXHIBIT 7 Comparable Acquisitions Analysis - Multiples

$ in millions

		Closing	Capitalization					LTM Financial Data			EV Multiples	
Target	Acquirer	Date	Equity	Debt	Cash	EV	Debt/EV	Sales	EBITDA	Margin	Sales	EBITDA
NHC Group Pty Ltd.	Amplifon SpA	Pending	$442.5	$0.0	$0.0	$442.5	0.0%	$138.5	$39.4	28.4%	3.19x	11.2x
GN ReSound Belgium NV[1]	Holland Trust	2009	20.0	0.0	0.0	20.0	0.0%	22.2	4.0	18.0%	0.90x	5.0x
Hearsavers Ltd.	DHAIS PLC	6/12/09	2.0	0.3	0.0	2.3	13.2%	2.5	na	na	0.91x	na
7 companies[1]	Amplifon SpA	2005-2007	50.0	0.0	0.0	50.0	0.0%	50.0	10.0	20.0%	1.00x	5.0x
Island Hearing[1]	Sonova	2006	25.0	0.0	0.0	25.0	0.0%	25.0	5.0	20.0%	1.00x	5.0x
Ultravox Holdings[1]	Amplifon SpA	2006	120.0	0.0	0.0	120.0	0.0%	109.1	24.0	22.0%	1.10x	5.0x
Dr. Hähle Hörakustik[1]	Amplifon SpA	2006	5.0	0.0	0.0	5.0	0.0%	5.0	na	na	1.00x	na
Axt-WENDTON Gmbh Haus	Amplifon SpA	4/18/05	20.6	0.0	0.0	20.6	0.0%	15.6	na	na	1.32x	na
CAS Produtos Medicos[1]	Sonova	2005	10.0	0.0	0.0	10.0	0.0%	14.3	2.0	14.0%	0.70x	5.0x
Hear USA[1]	Amplifon SpA	2005	1.0	0.0	0.0	1.0	0.0%	3.3	na	na	0.30x	na
Viennatone (Amplifon)[1]	Sonova	2004	5.0	0.0	0.0	5.0	0.0%	7.1	na	na	0.70x	na
National Hearing Centers[1]	Amplifon SpA	8/28/03	15.0	0.0	0.0	15.0	0.0%	16.7	3.8	22.5%	0.90x	4.0x
Sanomed Handelsgesellschaft	Sonic Innovations, Inc.	5/15/03	17.5	0.0	5.5	12.0	0.0%	16.7	1.9	11.4%	0.72x	6.3x
Viton Kft	Amplifon SpA	4/22/02	1.2	0.0	0.0	1.2	0.0%	1.4	na	na	0.88x	na
Sonus[1]	Amplifon SpA	2002	37.0	0.0	0.0	37.0	0.0%	52.9	na	na	0.70x	nmf
American Hearing Aid Assoc.[1]	William Demant	2001	50.0	0.0	0.0	50.0	0.0%	25.0	5.6	22.2%	2.00x	9.0x
Beter Horen[1]	Amplifon SpA	2001	32.0	0.0	0.0	32.0	0.0%	35.6	na	na	0.90x	na
Hidden Hearing Ltd.[1]	William Demant Holding A/S	3/24/00	45.0	0.0	0.0	45.0	0.0%	75.0	1.9	2.6%	0.60x	23.4x
Miracle Ear[1]	Amplifon SpA	1999	19.0	0.0	0.0	19.0	0.0%	63.3	na	na	0.30x	na
Surdite Dardy[1]	Amplifon SpA	1999	2.0	0.0	0.0	2.0	0.0%	2.5	na	na	0.80x	na
CCA[1]	Amplifon SpA	1998	17.0	0.0	0.0	17.0	0.0%	15.5	na	na	1.10x	na
Viennatone AG[1]	Amplifon SpA	1998	3.0	0.0	0.0	3.0	0.0%	6.0	na	na	0.50x	na
Micro-Electric[1]	Amplifon SpA	1998	7.0	0.0	0.0	7.0	0.0%	7.0	na	na	1.00x	na
Viennatone AG	ReSound Corp.	12/9/94	26.5	0.0	0.0	26.5	0.0%	30.0	na	na	0.88x	na
High							13.2%	$138.5	$39.4	28.4%	3.19x	23.4x
Average							**0.5%**	**$30.8**	**$9.8**	**18.1%**	**0.98x**	**7.9x**
Median							**0.0%**	**$16.7**	**$4.5**	**20.0%**	**0.90x**	**5.0x**
Low							0.0%	$1.4	$1.9	2.6%	0.30x	4.0x

Source: Mergerstat

(1) Multiples are based on transactions data published in Vontobel Equity Research's "Hearing aid sector report", March 29, 2010; any sales and EBITDA data are calculated by dividing EV with the multiples

EXHIBIT 8 Discounted Cash Flow Analysis - Summary

$ in millions

Methodology

Management provided an income statement forecast through 2015. The discount rate was determined based on the Company's weighted average cost of capital (WACC). The cost of equity was developed using the Capital Asset Pricing Model and comparable company betas (a measure of systemic risk). The cost of debt was determined based on the cost of borrowing. The costs of debt and equity were industry weighted based on the industry capital structure.

We captured the value of the Company beyond management's projection period using the terminal multiple method. We selected a sales multiple range based on our review of the multiples calculated in the comparable public company analysis and comparable acquisitions analysis.

Value Summary

Sensitivity Analysis

		Terminal sales multiple				
		0.40x	**0.50x**	**0.60x**	**0.70x**	**0.80x**
Discount rate	**15.0%**	0.1	5.0	9.8	14.7	19.5
	16.0%	(0.3)	4.4	9.1	13.7	18.4
	17.0%	(0.7)	3.8	8.4	12.9	17.4
	18.0%	(1.0)	3.3	7.7	12.0	16.4
	19.0%	(1.3)	2.9	7.0	11.2	15.4

Enterprise Value Range	$3.3	-	$13.7
Plus: Value of IP	3.0	-	5.0
Plus: NOL tax benefit	5.5		5.5
Less: Net debt	0.0		0.0
Equity Value Range	$11.8	-	$24.2
Divided by: fully diluted shares	5.826		5.826
Per Share Value Range	**$2.03**	**-**	**$4.16**

Otix Global, Inc.

EXHIBIT 8 Discounted Cash Flow Analysis

$ in millions

Fiscal years ending December 31,		2010	2011	2012	2013	2014
				Projected		
Sales		$86.2	$87.6	$87.6	$87.6	$87.6
Cost of goods sold		33.0	34.9	34.9	34.9	34.9
Gross profit		53.2	52.7	52.7	52.7	52.7
Gross margin		*61.7%*	*60.2%*	*60.2%*	*60.2%*	*60.2%*
Operating expenses		60.4	59.8	59.8	59.8	59.8
EBITDA		(7.3)	(7.0)	(7.0)	(7.0)	(7.0)
EBITDA margin		*(8.4%)*	*(8.0%)*	*(8.0%)*	*(8.0%)*	*(8.0%)*
Depreciation and amortization		2.1	2.4	2.4	2.4	2.4
EBIT		(9.4)	(9.4)	(9.4)	(9.4)	(9.4)
EBIT margin		*(10.9%)*	*(10.7%)*	*(10.7%)*	*(10.7%)*	*(10.7%)*
Taxes		(3.8)	(3.8)	(3.8)	(3.8)	(3.8)
Debt-free net income		(5.6)	(5.6)	(5.6)	(5.6)	(5.6)
Depreciation and amortization		2.1	2.4	2.4	2.4	2.4
Capital expenditures		(2.6)	(2.5)	(2.5)	(2.5)	(2.5)
Working capital needs / (release)		(3.0)	(0.1)	0.0	0.0	0.0
Debt free cash flow		(9.1)				
First year partial period adjustment		7.0				
Cash flow to be discounted		(2.2)	(5.8)	(5.8)	(5.8)	(5.8)
Period		0.12	0.74	1.74	2.74	3.74
Discount rate / present value factor	17.0%	0.982	0.891	0.761	0.651	0.556
Present value of cash flows		(2.1)	(5.2)	(4.4)	(3.8)	(3.2)
Sum of present value of cash flows		(18.7)				
Present value of residual		27.0				
Enterprise value		**$8.4**				

Residual Value Assumptions	
2014 Sales	87.6
Terminal multiple[1]	0.60x
Residual value	52.6
Residual period	4.24
Present value factor	0.514
PV of residual value	27.0

Distribution of Value	
Cash flows	(223.6%)
Residual value	323.6%
Total	100.0%

Sensitivity Analysis

Discount rate	Terminal sales multiple: 0.40x	0.50x	0.60x	0.70x	0.80x
15.0%	0.1	5.0	9.8	14.7	19.5
16.0%	(0.3)	4.4	9.1	13.7	18.4
17.0%	(0.7)	3.8	8.4	12.9	17.4
18.0%	(1.0)	3.3	7.7	12.0	16.4
19.0%	(1.3)	2.9	7.0	11.2	15.4

(1) Multiple selection based on a review of comparable public company and comparable acquisition multiples

Otix Global, Inc.

EXHIBIT 8 Discounted Cash Flow Analysis Assumptions

$ in millions, except otherwise noted

		Projected				
Fiscal years ending December 31,		**2010**	**2011**	**2012**	**2013**	**2014**
Sales		86.2	87.6	87.6	87.6	87.6
Growth		*(10.0%)*	*1.6%*	*0.0%*	*0.0%*	*0.0%*
Cost of goods sold		33.0	34.9	34.9	34.9	34.9
% of sales		*38.3%*	*39.8%*	*39.8%*	*39.8%*	*39.8%*
Operating expenses		60.4	59.8	59.8	59.8	59.8
% of sales		*70.1%*	*65.7%*	*65.7%*	*65.7%*	*65.7%*
Taxes						
Pretax income (EBIT)		(9.4)	(9.4)	(9.4)	(9.4)	(9.4)
Tax rate		40.0%	40.0%	40.0%	40.0%	40.0%
Taxes		(3.8)	(3.8)	(3.8)	(3.8)	(3.8)
Depreciation and amortization		2.1	2.4	2.4	2.4	2.4
% of sales		*2.5%*	*2.7%*	*2.7%*	*2.7%*	*2.7%*
Capital expenditures		2.6	2.5	2.5	2.5	2.5
% of sales		*3.0%*	*2.9%*	*2.9%*	*2.9%*	*2.9%*
Working capital	0.3	3.3	3.4	3.4	3.4	3.4
% of sales		*3.9%*	*3.9%*	*3.9%*	*3.9%*	*3.9%*
Working capital needs / (release)		3.0	0.1	0.0	0.0	0.0
Discount rate	17.0%					

Assumptions

- Projections based on Company management estimates
- Taxes estimated based on a combined federal/state tax rate
- Working capital based on historical levels
- Discount rate based on WACC

Otix Global, Inc.

EXHIBIT 8 Discounted Cash Flow Analysis - Weighted Average Cost of Capital

$ in millions

WACC	
Equity weight	81.9%
Debt weight	18.1%
Cost of equity	20.3%
Cost of debt	3.4%
WACC	17.3%
Concluded WACC	**17.0%**

Cost of Equity	
Unlevered beta[1]	0.83
Relevered beta[2]	0.95
Risk-free rate[3]	3.4%
Equity risk premium[4]	5.2%
Small stock premium[5]	10.0%
Other premium[6]	2.0%
Cost of equity	**20.3%**

Cost of Debt	
Pre-tax cost of debt[7]	5.6%
Tax rate[8]	40.0%
Cost of debt	**3.4%**

Beta Calculation[9]		Beta	R^2	Market Cap	Debt/ Pfd Stk	Debt/ IC	Tax Rate	Unlev. Beta	R^2 Weight	R^2 Wtd Beta	Market Weight	Market Wtd Beta
OTIX	Otix Global, Inc.	1.00	0.07	58.2	6.9	10.6%	35.1%	0.93	5.2%	0.05	0.4%	0.00
GN DC	GN Store Nord A/S	1.14	0.31	1,584.3	201.3	11.3%	25.0%	1.04	23.9%	0.25	10.4%	0.11
SOON VX	Sonova Holding AG	0.77	0.22	8,056.3	456.4	5.4%	13.6%	0.73	17.1%	0.12	52.9%	0.39
WDH DC	William Demant Holding A/S	0.88	0.20	4,302.8	383.2	8.2%	24.8%	0.82	16.0%	0.13	28.3%	0.23
AMP IM	Amplifon SpA	1.16	0.28	928.4	310.0	25.0%	35.1%	0.95	21.9%	0.21	6.1%	0.06
ADI FP	Audika SA	0.59	0.06	252.7	45.2	15.2%	34.1%	0.53	4.6%	0.02	1.7%	0.01
EAR	HearUSA, Inc.	1.17	0.14	40.0	41.5	50.9%	40.0%	0.72	11.3%	0.08	0.3%	0.00
Average / Sum			**1.28**	**15,222.7**		**18.1%**			**100.0%**	**0.87**	**100.0%**	**0.80**

(1) Average of R^2 weighted and market weighted betas
(2) Relevered based on the industry actual capital structure
(3) Source: Federal Reserve. Yield to maturity on 20-year US treasury bond.
(4) Source: 2010 Ibbotson Associates Stock, Bonds, Bills and Inflation Valuation Edition. Based on the long-horizon expected equity risk premium.
(5) Source: 2010 Ibbotson Associates Stock, Bonds, Bills and Inflation Valuation Edition. Based on the premium observed on excess returns of the 10b decile capitalization stocks.
(6) Reflects risk associated with achieving the financial forecast in the current economic environment
(7) Source: Federal Reserve. Rate on Moody's Baa bonds.
(8) Based on the blended federal and state tax rates
(9) Source: Bloomberg. Assumes normalized tax rate if comparable company does not have history of normalized tax rates.

Otix Global, Inc.

EXHIBIT 9 NOL Tax Benefit Analysis

$ in millions

		Projected																
Fiscal years ending December 31,		**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**	**2021**	**2022**	**2023**	**2024**	**2025**	**2026**
NOL carryforward balance	$42.3																	
Estimated equity value	$58.2																	
Section 382 limitation	3.98%																	
Annual NOL limitation	$2.3																	
Beginning NOL balance		$42.3	$40.0	$37.6	$35.3	$33.0	$30.7	$28.4	$26.1	$23.7	$21.4	$19.1	$16.8	$14.5	$12.2	$9.8	$7.5	$5.2
NOLs used		2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3	2.3
Ending balance		40.0	37.6	35.3	33.0	30.7	28.4	26.1	23.7	21.4	19.1	16.8	14.5	12.2	9.8	7.5	5.2	2.9
Tax savings	40.0%	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9	0.9
Period		0.12	0.74	1.74	2.74	3.74	4.74	5.74	6.74	7.74	8.74	9.74	10.74	11.74	12.74	13.74	14.74	15.74
Discount rate / present value factor	20.3%	0.978	0.873	0.725	0.603	0.501	0.417	0.346	0.288	0.239	0.199	0.165	0.137	0.114	0.095	0.079	0.066	0.054
Present value of cash flows		0.9	0.8	0.7	0.6	0.5	0.4	0.3	0.3	0.2	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1
Sum of present value of cash flows		5.5																
NOL Tax Benefit		**$5.5**																

Supporting Schedules

EXHIBIT 10 Historical Financial Statements - Income Statement

$ in millions

Fiscal years ended December 31,	2006	2007	2008	2009	Interim period 8/31/09	Interim period 8/31/10	LTM 8/31/10
North America	$41.8	$46.7	$45.4	$33.7	na	na	na
Europe	37.3	47.1	51.1	34.3	na	na	na
Rest of World	22.0	25.2	28.4	27.8	na	na	na
Sales	101.1	119.1	124.9	95.8	65.6	57.1	87.4
Growth		*17.7%*	*4.9%*	*(23.3%)*		*(12.9%)*	
Cost of sales	42.6	43.7	46.0	37.7	26.3	21.7	33.1
Gross profit	58.5	75.4	78.9	58.1	39.3	35.4	54.3
Gross margin	*57.9%*	*63.3%*	*63.2%*	*60.7%*	*59.9%*	*62.0%*	*62.1%*
Selling, general and administrative	50.5	64.9	70.5	59.1	38.7	38.3	58.8
Research and development	7.8	8.5	8.3	6.5	4.8	2.5	4.3
Impairment charges	0.0	0.0	2.1	30.7	14.7	0.0	16.0
Restructuring charges	0.0	0.0	2.1	0.6	0.5	(0.0)	0.1
Total operating expenses	58.2	73.5	82.9	96.9	58.6	40.9	79.1
EBIT	0.3	1.9	(4.1)	(38.7)	(19.3)	(5.4)	(24.8)
EBIT margin	*0.3%*	*1.6%*	*(3.3%)*	*(40.4%)*	*(29.5%)*	*(9.5%)*	*(28.4%)*
Depreciation and amortization	3.8	4.3	4.8	4.1	na	na	na
% of sales	*3.7%*	*3.6%*	*3.9%*	*4.2%*	*na*	*na*	*na*
EBITDA[1]	4.1	6.2	4.9	(3.4)	na	na	na
EBITDA margin	*4.0%*	*5.2%*	*3.9%*	*(3.5%)*	*na*	*na*	*na*
Capex	3.0	2.5	3.1	3.5	na	na	na
% of sales	*3.0%*	*2.1%*	*2.4%*	*3.6%*	*na*	*na*	*na*

(1) Excludes impairment charges and restructuring charges

Otix Global, Inc.

EXHIBIT 10 Historical Financial Statements - Balance Sheet

$ in millions

						Common Size				
Fiscal years ended December 31,	**2006**	**2007**	**2008**	**2009**	**8/31/10**	**2006**	**2007**	**2008**	**2009**	**8/31/10**
Assets										
Cash	$26.5	$20.7	$13.4	$12.2	$7.6	*24.4%*	*16.7%*	*12.5%*	*18.2%*	*13.3%*
Accounts receivable	18.9	22.0	17.5	10.6	8.2	*17.5%*	*17.8%*	*16.4%*	*15.8%*	*14.3%*
Inventory	10.5	13.5	10.1	8.8	8.0	*9.7%*	*10.9%*	*9.5%*	*13.0%*	*14.0%*
Prepaid expenses and other	5.0	3.3	4.1	4.3	3.6	*4.6%*	*2.7%*	*3.8%*	*6.4%*	*6.3%*
Total current assets	60.8	59.5	45.2	35.9	27.5	*56.2%*	*48.1%*	*42.2%*	*53.5%*	*47.8%*
PP&E, net	8.3	8.3	6.9	8.8	9.0	*7.6%*	*6.7%*	*6.4%*	*13.0%*	*15.7%*
Goodwill and intangible assets	33.7	45.1	42.8	17.1	19.2	*31.1%*	*36.5%*	*40.0%*	*25.5%*	*33.4%*
Other assets	5.5	10.8	12.1	5.3	1.8	*5.1%*	*8.8%*	*11.3%*	*7.9%*	*3.1%*
Total assets	108.3	123.7	106.9	67.1	57.4	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
Liabilities and shareholders' equity										
Current portion of debt	1.7	5.2	4.7	4.9	3.5	*1.6%*	*4.2%*	*4.4%*	*7.3%*	*6.1%*
Accounts payable	10.3	10.4	7.6	6.4	5.4	*9.5%*	*8.4%*	*7.1%*	*9.6%*	*9.4%*
Accrued expenses and other	20.5	20.5	18.0	17.0	16.6	*18.9%*	*16.5%*	*16.9%*	*25.3%*	*28.9%*
Total current liabilities	32.5	36.1	30.3	28.3	25.5	*30.0%*	*29.2%*	*28.3%*	*42.2%*	*44.4%*
Long term debt	4.7	5.6	2.2	0.5	0.8	*4.3%*	*4.5%*	*2.0%*	*0.7%*	*1.3%*
Other liabilities	5.3	5.8	6.6	5.5	3.9	*4.9%*	*4.7%*	*6.1%*	*8.3%*	*6.8%*
Shareholders' equity	65.9	76.2	67.9	32.8	27.3	*60.8%*	*61.6%*	*63.5%*	*48.9%*	*47.4%*
Total liabilities and shareholders' equity	108.3	123.7	106.9	67.1	57.4	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
Debt free net working capital (excl. cash)	3.6	7.9	6.2	0.3	(2.1)					
% of sales	*3.6%*	*6.7%*	*4.9%*	*0.3%*	*(2.4%)*					

EXHIBIT 11 Comparable Public Company Analysis Supporting Data

GN Store Nord A/S **Ticker:** GN DC

Initially GN Store Nord was a telegraph company and now is a headset company (GN Netcom), and a hearing instruments and audiological diagnostics equipment company (GN ReSound). GN headsets are marketed globally under the Jabra brand whereas GN's hearing instruments are marketed under the ReSound, Beltone and Interton brands. The company's products are manufactured mainly in China. The total work force comprises around 4,100 employees of which approximately 900 are in Denmark. GN is listed on NASDAQ OMX Copenhagen.

Sonova Holding AG **Ticker:** SOON VX

Sonova Holding AG is a Switzerland-based company operating in the healthcare sector. The Company offers hearing healthcare solutions, wireless communication systems for audiology applications and solutions for hearing protection. It also develops and manufactures advanced cochlear implant systems. The brand portfolio of Sonova Holding AG comprises two segments. Hearing instruments segment includes Phonak, Unitron, Lyric and Sona brands, while hearing implants segment includes Advanced Bionics and Acoustic Implants brands. The Company is active in over 90 countries through a combination of 65 subsidiaries in 30 countries and a network of independent distributors. It operates worldwide through its numerous subsidiaries, which include Phonak AG, Phonak (Shanghai) Co. Ltd., Phonak Iberica SAU, Indomed AG and Phonak AB, among others. In the fiscal year 2009, the Company acquired Advanced Bionics and InSound Medical.

William Demant Holding A/S **Ticker:** WDH DC

William Demant Holding A/S is a Denmark-based company engaged in the development, manufacture and sale of products and equipment, designed to aid people's hearing and communication. The Company is operational through three business divisions. Hearing Aids comprises Oticon and Bernafon, which produce hearing aids, marketed through subsidiaries and distributors worldwide. Diagnostic Instruments encompasses Maico, Grason-Stadler, Amplivox and Interacoustics, which manufacture and distribute audiological equipment. Personal Communication includes Phonic Ear, which provides wireless communication systems and hearing aids for the hearing impaired, and the joint venture Sennheiser Communications, acting in the market for headsets for professional and private users.

Amplifon SpA **Ticker:** AMP IM

Amplifon SpA is an Italy-based multinational company engaged in the distribution and application of hearing aids and correlated services. It offers four types of hearing aids. The behind-the-ear hearing aid is positioned outside the pavilion of the ear. The inside-the-ear hearing aid is applied inside the auditory canal. The glasses-type hearing aid, an appliance containing electronic circuits, is inserted inside special arms of glasses. The box-type hearing aid, comprised of a case containing electronic circuits connected by a lead to the earpiece, is used for serious hearing problems. Amplifon SpA distributes hearing aids through a network of 3,000 sales outlets, 3,500 authorized centers, 2,000 affiliated shops and approximately 3,500 specialty hearing aid shops. In addition, it is involved in the development and sale of otological instruments and the distribution of diagnostic and biomedical equipment. The Company operates through its numerous subsidiaries.

EXHIBIT 11 Comparable Public Company Analysis Supporting Data

Audika SA	**Ticker:**	ADI FP

Audika SA is a France-based company that offers hearing correction solutions for hearing impaired people. It offers advice to select the appropriate hearing aid, regular check-ups for the suitability of hearing equipment, hearing aid advantage cards together with insurance and others. The Company is present in France, where it has a network of approximately 400 centers, and through about 50 centers in Italy. Audika SA operates through a subsidiary, SARFFA, and a number of dependant companies, including Audika Centre Audiometrique, Audika AAC, Audika Ouest and Audika Italia, among others.

HearUSA, Inc.	**Ticker:**	EAR

HearUSA, Inc. operates hearing care centers in the United States. It operates in three segments: Company-Owned Centers, Network of Independent Providers, and E-Commerce. The Company-Owned Centers segment offers its patients a range of services and products, including diagnostic audiological testing, technology in hearing aids, and assistive listening devices. As of December 26, 2009, it owned 180 centers in Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Missouri, North Carolina, Pennsylvania, South Carolina, and California. The Network of Independent Providers segment sponsors a network of approximately 1,900 credentialed audiology providers that support hearing benefit programs with employer groups, health insurers, and benefit sponsors in 49 states. The E-Commerce segment offers online information about hearing loss, hearing aids, assistive listening devices, and the services offered by hearing health care professionals. It also provides online purchases of hearing related products, such as batteries, hearing aid accessories, and assistive listening devices. The company was formerly known as HEARx Ltd. and changed its name to HearUSA, Inc. in July 2002. HearUSA was founded in 1986 and is based in West Palm Beach, Florida.

Appendices

CAGR	Compound Annual Growth Rate
CAPM	Capital Asset Pricing Model
DA	Depreciation and Amortization
DFNWC	Debt Free Net Working Capital
EBIT	Earnings Before Interest and Taxes
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization
ERP	Equity Risk Premium
EV	Enterprise Value (Debt + Equity - Cash)
FY	Fiscal Year
Kd	Cost of Debt
Ke	Cost of Equity
LTG	Long Term Growth
LTM	Latest Twelve Months
NOL	Net Operating Loss
PP&E	Property, Plant and Equipment
R^2	Coefficient of Determination
Rf	Risk Free
SSP	Small Stock Premium
WACC	Weighted Average Cost of Capital

Otix Global, Inc.

APPENDIX 2

FAIRNESS OPINIONS

Allied Capital Corporation has sold a majority equity interest in

ADVANTAGE SALES AND MARKETING

to **J.W. Childs Associates, L.P.** and **Merrill Lynch Global Private Equity**.

We provided a fairness opinion to the board of directors of **Advantage Sales & Marketing, Inc.**

VRC

FAIRNESS OPINIONS

Covalence Specialty Materials Corp.

a portfolio company of **Apollo Management** merged with

BERRY

a portfolio company of **Apollo Management**.

We provided a fairness opinion to the board of directors of **Covalence Specialty Materials Holding Corp.**

VRC

FAIRNESS AND SOLVENCY OPINIONS

FAIRMOUNT MINERALS

We provided both a fairness and solvency opinion in support of a recapitalization and minority share repurchase. The opinions were addressed to the board of directors of **Fairmount.**

VRC

FAIRNESS OPINIONS

K1 VENTURES

has acquired a majority interest in

HELM HOLDING CORPORATION

We provided a fairness opinion to the board of directors of **Helm Holding Corporation.**

VRC

FAIRNESS OPINIONS

HERCULES

We provided a fairness opinion in connection with a corporate transaction.

VRC

FAIRNESS OPINIONS

HUNTSMAN

We provided fairness opinions in connection with an all-stock merger of two wholly-owned subsidiaries of **Huntsman Corporation** for the benefit of the board of managers of each of the respective subsidiaries.

VRC

FAIRNESS OPINIONS

KIMPTON hotels & restaurants

We provided a fairness opinion in connection with **Kimpton Hotel & Restaurant Group's** restructuring.

VRC

FAIRNESS OPINIONS

RINCON industries

We provided a fairness opinion in connection with the recapitalization of **Rincon Industries.**

VRC

FAIRNESS OPINIONS

Intelligrated

a portfolio company of

GRYPHON

has completed its acquisition of the North and South America operations of

FKI Logistex

We provided a fairness opinion to the board of directors of Intelligrated and to the respective advisory boards of Gryphon Partners II, LP and Gryphon Partners III, LP.

VRC

FAIRNESS OPINIONS

MILACRON Manufacturing Technologies

We rendered a fairness opinion to the board of directors of **Milacron** in connection with a refinancing of the company.

VRC

FAIRNESS AND SOLVENCY OPINIONS

nTelos

We provided a solvency opinion in connection with a leveraged recapitalization. We also provided a fairness opinion in support of the sale of the company.

VRC

FAIRNESS OPINIONS

has been acquired by

American Heritage Arms, Inc., owner of

Remington

VRC acted as the financial advisor to the board of directors of **American Heritage Arms, Inc.** and issued a fairness opinion on the transaction.

VRC

FAIRNESS OPINIONS

RESUN SPACE SOLUTIONS

We provided a fairness opinion in connection with the recapitalization of **Resun Holdings, Inc.** for the benefit of the board of directors of **Resun** and **Fremont Partners**.

VRC

FAIRNESS OPINIONS

The plastics division of

TROSTEL

a subsidiary of **Albert Trostel & Sons Co.**, has been acquired by

Dickten & Masch, LLC

We provided a fairness opinion to the boards of directors of **Albert Trostel & Sons Co.** and **Trostel SEG, Inc.** in connection with the transaction.

VRC

FAIRNESS OPINIONS

Vought Aircraft Industries, Inc.

acquired

The Aerostructures Corporation

for $413.6 million.

We rendered a fairness opinion to the board of directors of **Vought** and The Carlyle Partners III, L.P. Investor Advisory Committee in connection with the transaction.

VRC

VRC

Strong values.

Valuation Research Corporation
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